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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             December 8, 2004
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              Date of Report (Date of earliest event reported)



                        Lexon Technologies, Inc.
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           (Exact name of registrant as specified in its charter)



   Delaware                      0-24721            87-0502701
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(State or other jurisdiction   (Commission     (IRS Employer
    of incorporation)          File Number)     Identification No.)



8 Corporate Park, Suite 300, Irvine, California             92606
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(Address of principal executive offices)                   (Zip Code)



                              (949)477-4000
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            Registrant's telephone number, including area code



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Item 2.01 Completion of Acquisition or Disposition of Assets

Lexon Technologies, Inc. (the "Company") has acquired majority control (87.45%) of Techone Company, Ltd., a Republic of South Korea corporation ("Techone"), through the investment of $1,585,000. Techone is a corporation that manufactures and sells Low Temperature Cofired Ceramic (LTCC) components, including LTCC wafer probe cards, LTCC circuit boards, LTCC Light Emitting Diode (LED) displays and related products for the semiconductor testing and measurement, custom Printed Circuit Board (PCB), and cellular phone industries. The manufacturing process is a patented method for producing low temperature cofired ceramic electronic components. The Company will operate Techone as a majority-owned subsidiary and the business of Techone will be the operating business of the Company going forward.

Financial statements on the Techone and pro formas reflecting the acquisition will be filed as an amendment to this Form 8-K within 60 days of the original filing date.


Item 3.02 Unregistered Sales of Equity Securities

Funding for the acquisition detailed in Item 2.01 above was accomplished through a private placement that resulted in the sale of an aggregate of 10,125,000 shares of the Company's common stock for aggregate proceeds of $1,700,000. Kyoung Ho Lim acquired 4,000,000 shares, Young Hee Lee acquired 6,125,000 shares. In addition, the Company issued 1,000,000 shares to Joon Ho Chang, a consultant who assisted the Company with the transaction, for his consulting services.

Prior to the shares issuance, the Company had 20,688,778 shares issued and outstanding. Following the shares issuance, the Company will have 31,813,778 shares issued and outstanding.

The securities issued in the foregoing transaction were issued in reliance on the exemption from registration and prospectus delivery requirements set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.


SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 8, 2004

Lexon Technologies, Inc.

By:  /S/ Kenneth J. Eaken
         Kenneth J. Eaken, President